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                                                                    EXHIBIT 10.6

                                                        YOUR NAME: JAMES DINKINS
                                                   TOTAL NO. OF OPTIONS: 135,000

                    PRG NON-QUALIFIED STOCK OPTION AGREEMENT

THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. ("PRG") is pleased to grant to the person signing below ("you" or "Optionee") the nonqualified stock option described below under the PRG Stock Incentive Plan (the "Plan"). For tax law purposes, this Option shall be treated as a Non-Qualified Stock Option. This Option is not intended to be and shall not be treated as an Incentive Stock Option for tax law purposes.

GRANT DATE:                                 MARCH 26, 2001

EXERCISE PRICE PER SHARE:                   $6.563

OPTION EXPIRATION DATE:                     MARCH 26, 2006

START DATE FOR VESTING SCHEDULE:            MARCH 26, 2001

VESTING SCHEDULE: Subject to the Plan and this Agreement, this Option may be exercised in whole or in part, before the Option Expiration Date, in accordance with the following schedule:


                                            CUMULATIVE AMOUNT OF SHARES
              ON OR AFTER                   PURCHASABLE UPON EXERCISE OF OPTION
              -----------                   -----------------------------------
              On March 26, 2001                       50%
              March 26, 2002                          75%
              March 26, 2003                          100%

THE FOLLOWING DOCUMENTS (INCORPORATED IN THIS AGREEMENT BY REFERENCE) CONTAIN IMPORTANT INFORMATION ABOUT YOUR OPTIONS. PLEASE REVIEW CAREFULLY AND CONTACT PRG HUMAN RESOURCES IF YOU HAVE ANY QUESTIONS: Additional Terms and Conditions (attached) describes how to exercise your Option, what happens if you are no longer employed by PRG before you exercise your Option and where to send notices.
The Plan contains the detailed terms that govern your Option. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control. As of the date of this Agreement PRG acknowledges that the terms of this Agreement and the other attachments are consistent with the terms of the Plan.
Plan Prospectus Document covering the Options contains important information and the 2000 Annual Report of PRG (all of these may be accessed via the following Internet link: http://www.prgx.com/stock_incentive.htm)

The Plan, the Plan Prospectus Document and the 2000 Annual Report of PRG are available on the PRG Intranet site (http://www.prgx.com/stock_incentive.htm). If you prefer, you may request that PRG mail these documents to you. Please mark in the space below to show how you intend to receive these documents.
PLEASE CHECK ONE:

___ you will access these documents on line at http://www.prgx.com/stock_ incentive.htm

___ you would like PRG to mail these documents to you at your residence address below.
PLEASE SIGN BELOW TO SHOW THAT YOU ACCEPT THESE OPTIONS, KEEP A COPY AND RETURN BOTH ORIGINALS TO PRG HUMAN RESOURCES.

OPTIONEE:                                            THE PROFIT RECOVERY GROUP
                                                     INTERNATIONAL, INC.

         /s/  JAMES L. DINKINS                       By:  /s/   MARIE A. NEFF
--------------------------------------------             -----------------------
Print Your Name:    James L. Dinkins                 Name:   Marie A. Neff
                 ---------------------------               --------------------
Your Residence Address:                              Its:  SVP Human Resources
--------------------------------------------

--------------------------------------------


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                 ADDITIONAL TERMS AND CONDITIONS OF YOUR OPTION

HOW TO EXERCISE YOUR OPTION
- This Option must be exercised for whole shares only and in increments of at least 40 shares per exercise.
- The Plan is administered by a Stock Option Plan Administrator in the Finance Department in the Atlanta office. The Administrator is responsible for assisting you in the exercise of your option and maintaining the records of the Plan. He may be reached at (770) 779-6537 or 6536. If you have questions about your options, how you go about exercising your vested options or how the Plan works, please contact the Administrator during normal business hours.

EFFECT OF TERMINATION OF EMPLOYMENT. Except as provided below, you must be employed by PRG, its Subsidiaries or Affiliates on the applicable vesting date to exercise your Option.
- Termination of Employment Due to Death, Disability or Retirement. If your employment by PRG, its Subsidiaries or Affiliates terminates by reason of your death, Disability, or Retirement (see below for definitions)(i) your Options that are unvested as of the date of termination of your employment will terminate as of the date of the termination of your employment, and (ii) you (or your estate) can exercise any portion of your vested Options at any time within ninety
         (90) days after the date of termination of employment. After such 90-day period, the unexercised, but vested Options shall terminate.

- Other Termination of Employment. If your employment with PRG, its Subsidiaries or Affiliates is terminated for any reason other than death, Disability or Retirement, (i) any unvested Options will terminate as of the date of such termination of employment, and (ii) unless your employment is terminated for cause, you will have the right, for a period of seventy-five (75) days following such termination of employment, to exercise any vested Options, after which the unexercised, but vested Options shall terminate. If your employment is terminated for cause, all vested and unvested Options will terminate as of the date of termination of employment.

- "Cause" means (A) your act or failure to act amounting to gross negligence or willful misconduct to the detriment of PRG, its Subsidiaries or Affiliates; (B) your dishonesty, fraud, theft or embezzlement of funds or properties in the course of your employment;
         (C) your commission of or pleading guilty to or confessing to any felony; or (D) your breach of any restrictive covenant agreement with PRG, its Subsidiaries or Affiliates, including but not limited to covenants not to compete, non-solicitation covenants and non-disclosure covenants. For purposes of this Agreement your resignation without PRG's written consent prior to the expiration of a written employment contract or in anticipation of termination of employment for Cause shall constitute termination of employment for Cause.

- "Disability" means the inability, as a result of a physical or mental condition, to perform all material acts necessary to carry out your duties of employment for an aggregate of ninety (90) days within any one hundred eighty (180) consecutive day period.

- "Retirement" shall mean retirement from employment with PRG, its Subsidiaries or Affiliates at age sixty-five (65) or older with the consent of PRG.

NOTICES. All notices pursuant to this Agreement will be in writing and either
(i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications will be directed to the following addresses (or to such other addresses as either of us may designate by notice to the other):

        To the Company:   The Profit Recovery Group International, Inc.
                          2300 Windy Ridge Parkway, Suite 100 North
                          Atlanta, GA  30339-8426
                          Attention: Senior Vice President, Human Resources

        To you:           The address set forth on page 1


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MISCELLANEOUS. Failure by you or PRG at any time or times to require performance by the other of any provisions in this Agreement will not affect the right to enforce those provisions. Any waiver by you or PRG of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this Agreement. This Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each Section of this Agreement are for convenience only. This Agreement and any other agreements referenced herein contain the entire agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.


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